UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒       Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SmartStop Self Storage REIT, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SmartStop Self Storage REIT, Inc. ANNUAL MEETING OF STOCKHOLDERS IMPORTANT STOCKHOLDER INFORMATION Please vote promptly VOTING IS QUICK AND EASY Dear Stockholder: We recently sent you proxy materials Vote by one of these four options: concerning important proposals regarding your investment, which will be considered at the Annual Meeting of Stockholders on June 25, 2024. This letter was sent to you because you held shares on the record date Vote Online Vote by Mail and we have not received your vote. Visit the website noted on Mail your signed proxy Your vote is critical to this process. Please the enclosed proxy card and card(s) in the postage-paid follow the instructions envelope vote prior to the Annual Meeting. Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation. Vote by Phone Speak with a Proxy Specialist Call the toll-free Call 1-866-358-6555 with number printed on the any questions. Specialists enclosed proxy card and can assist with voting. H. Michael Schwartz follow the automated Available Mon-Fri from 9 Chairman and CEO instructions. Available 7 a.m. – 11 p.m. ET and Sat SmartStop Self Storage REIT, Inc. days a week from noon – 6 p.m. ET 24 hours a day.